William Lumley
338 - 500 Dunsmuir St.
Vancouver, B.C.
V6B 1Y2

(604)  715-4182

Board of Directors
Cougar Holdings
10655 NE 4th Street, Suite 400
Bellevue, WA  98004

CONSENT of William Lumley, B.Sc. (Honors Geology)

I consent to the use of our reports dated February 21, 2002 on the WCT1 Claim, the WC1 Claim and the WC2 Claim, all within the Vernon Mining District, British Columbia, Canada and the inclusion of my name under the heading "Experts" in the Form 10SB-12g Registration Statement filed with the Securities and Exchange Commission.

/s/ William E. Lumley

WILLIAM LUMLEY, B. Sc.

William Lumley
Vancouver, B.C.

January 15, 2003